UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01	Completion of Acquisition or Disposition of Assets

Datavault Acquisition

As previously disclosed, on September 25, 2025, Scilex Holding Company (the “Company”) entered into a Securities Purchase Agreement (the “Datavault SPA”) with Datavault AI Inc., a Delaware corporation (“Datavault”), pursuant to which Datavault agreed to issue and sell, and the Company agreed to purchase, 15.0 million shares (the “Datavault Shares”) of common stock of Datavault (“Datavault Common Stock”) in the initial closing which occurred on September 26, 2025 (the “Initial Closing”) and a pre-funded warrant (the “Pre-Funded Warrant”) to purchase 263,914,094 shares of Datavault Common Stock in a subsequent closing (the “Subsequent Closing”), for an aggregate purchase price of $150 million in Bitcoin (“BTC”) (based on the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to the date of the Initial Closing Date, or September 25, 2025 (such rate, the “Spot Exchange Rate”)).

Pursuant to the Datavault SPA, the Subsequent Closing was subject to the satisfaction of the condition that the stockholders of Datavault approve the issuance of the shares of Datavault Common Stock underlying the Pre-Funded Warrant. On November 24, 2025, Datavault obtained such stockholder approval at its annual meeting.

On November 25, 2025, the Subsequent Closing was consummated with the Company transferring an amount of BTC (based on the Spot Exchange Rate) in satisfaction of the payment of the remainder of the aggregate purchase price to Datavault and Datavault issuing the Pre-Funded Warrant to the Company.

On November 25, 2025, following the Subsequent Closing, the Company exercised the Pre-Funded Warrant in full for an aggregate exercise price of approximately $26.4 thousand, paid in cash.

Following the Initial Closing, the Company and Datavault entered into a license agreement providing for the use by the Company of certain intellectual property owned by Datavault. Other than the preceding sentence and the transactions consummated pursuant to the Datavault SPA, there are no material relationships between the Company and Datavault.

The foregoing summary of the Datavault SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Datavault SPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 26, 2025, the Company issued a press release announcing the Subsequent Closing under the Datavault SPA. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Securities Purchase Agreement, dated September 25, 2025, by and between Scilex Holding Company and Datavault AI Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 26, 2025).

99.1	Press release dated November 26, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

#

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chief Executive Officer & President

Date: December 1, 2025